Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY OPENS IN BRIDGEWATER, NEW JERSEY

Calabasas Hills, CA — August 24, 2010 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced the opening of its newest Cheesecake Factory restaurant at the Bridgewater Commons in Bridgewater, New Jersey.  The restaurant opened on August 23, 2010 and contains approximately 8,500 square feet and 225 seats.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 163 full-service, casual dining restaurants throughout the U.S., including 149 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  For more information, please visit www.thecheesecakefactory.com.

###

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100